Exhibit 4.1

[FACE OF CERTIFICATE]

INSURANCE INCOME STRATEGIES, LTD.,

an exempted company with limited liability registered under the laws of Bermuda

8% NON-CUMULATIVE PREFERRED SHARES, SERIES A,     $0.001 par value per share

CUSIP NO. [ ] CERTIFICATE NO.	See the attached Reverse of Certificate for certain definitions

This Certifies that                  SPECIMEN          is the registered owner of        SPECIMEN  FULLY PAID 8% NON-CUMULATIVE PREFERRED SHARES, SERIES A, $0.001 par value per share (“Shares”), of INSURANCE INCOME STRATEGIES, LTD., an exempted company limited by shares and registered under the laws of Bermuda (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the Shares represented hereby are issued under and shall be subject to all the provisions of the Bye-Laws of the Company and the Certificate of Designation relating thereto approved by the Board of Directors (or an authorized committee thereof) of the Company and any amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Company and the facsimile signatures of its secretary and a duly authorized officer.

Dated:  SPECIMEN

SPECIMEN	SPECIMEN
Secretary	Authorized Officer

COUNTERSIGNED AND REGISTERED:    [    ],    as TRANSFER AGENT AND REGISTRAR

By:	SPECIMEN

Authorized Signature

[REVERSE OF CERTIFICATE]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT or U/G/M/A - Uniform Gifts to Minors Act
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

                    Additional abbreviations may also be used though not in the above list.

For Value Received, _________________  hereby sell, assign and transfer unto_____________________________________ [                                                                 ] (Please insert social security number or other identifying number of assignee and print or typewrite name and address including postal code of assignee)

____________________________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________Attorney to transfer the said Shares on the books of the within named Company with full power of substitution in the premises.

Dated_________________

______________________________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

_______________________________________________ THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN ANY APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.